UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 5, 2020

ScanSource, Inc.

(Exact name of Registrant as specified in its charter)

South Carolina	000-26926	57-0965380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6 Logue Court, Greenville, South Carolina 29615

(Address, Including Zip Code, of Principal Executive Offices)

(864) 288-2432

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of exchange on which registered:
Common stock, no par value	SCSC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2020, the Board of Directors (the “Board”) of ScanSource, Inc. (the “Company”) increased the size of its Board to nine members and appointed Frank Edward Emory, Jr. as a director of the Company, both effective October 5, 2020. Mr. Emory was also appointed to serve on the Audit, Compensation, Governance, Nominating and Risk Committees of the Board.

Mr. Emory, age 62, has served as executive vice president and chief administrative officer for Novant Health since 2019. Prior to joining Novant Health, Mr. Emory served as a partner with international law firm Hunton Andrews Kurth LLP since 2001. Mr. Emory has considerable experience overseeing legal, government relations, risk management, corporate audit, compliance, human resources and diversity, inclusion and health equity teams.

Upon his appointment to the Board, Mr. Emory became entitled to a prorated portion of the non-employee directors’ compensation. As previously disclosed, the Board has elected to forego receipt of their annual retainer for the second half of the 2020 calendar year. Consistent with the other members of the Board, Mr. Emory has elected to also forego the prorated portion of the annual retainer of $85,000 that he would otherwise be entitled to receive. Mr. Emory will also be entitled to reimbursement of his expenses incurred in connection with the performance of his services as a director.

In addition, Mr. Emory will receive annual awards of restricted stock units under the Company’s 2013 Long-Term Incentive Plan (the “2013 Plan”). Each non-employee director of the Company annually receives an award of restricted stock units, determined by dividing $130,000 by the Equity Award Value (as defined in the 2013 Plan). Because Mr. Emory first became a non-employee director on a date other than the regularly scheduled annual equity grant, he will receive an award for a prorated number of restricted stock units. The restricted stock units are granted automatically under the 2013 Plan and may not be transferred or sold until vested. Restricted stock units granted under the 2013 Plan will vest in full on the day that is six months after the date of grant, or upon the earlier to occur of (i) the director’s termination of service as a director by reason of death, disability or retirement, or (ii) a change in control of the Company. If Mr. Emory terminates his service as a director for any other reason, he will forfeit all of his right, title and interest in and to the restricted stock as of the date of termination.

There are no transactions between Mr. Emory or any member of his immediate family and the Company or any of its subsidiaries and there is no arrangement or understanding between Mr. Emory and any other persons or entities pursuant to which Mr. Emory was appointed as a director of the Company.

The full text of the press release announcing Mr. Emory’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2020	SCANSOURCE, INC

	By:	/s/ Michael L. Baur
	Name:	Michael L. Baur
	Its:	Chairman and Chief Executive Officer